EXHIBIT A: Sub-Item 77C: Submission Of Matters To A Vote Of Security Holders.

VAN ECK FUNDS
EMERGING MARKETS FUND

On March 9, 2006, at a Special Meeting of Shareholders, the following proposals were voted:

	Shares Voted	% of Voted Shares

1. To elect the following nominees as Trustees:

Richard C. Cowell
For	1,899,557.846	96.861%
Against	61,550.555	3.139%
Abstain	0.000	0.000%

Jon Lukomnik
For	1,899,438.954	96.855%
Against	61,669.447	3.145%
Abstain	0.000	0.000%

David J. Olderman
For	1,897,572.538	96.760%
Against	63,535.863	3.240%
Abstain	0.000	0.000%

Ralph F. Peters
For	1,898,637.846	96.815%
Against	62,470.555	3.185%
Abstain	0.000	0.000%

Wayne H. Shaner
For	1,899,438.954	96.855%
Against	61,669.447	3.145%
Abstain	0.000	0.000%

R. Alastair Short
For	1,899,482.342	96.858%
Against	61,626.059	3.142%
Abstain	0.000	0.000%

Richard D. Stamberger
For	1,899,438.954	96.855%
Against	61,669.447	3.145%
Abstain	0.000	0.000%

2. To modify or eliminate fundamental investment restrictions:

(2A) Borrowing
For	1,406,579.926	71.724%
Against	70,930.936	3.617%
Abstain	72,832.539	3.714%

(2B) Underwriting
For	1,392,343.255	70.998%
Against	85,731.730	4.372%
Abstain	72,268.416	3.685%

(2C) Lending
For	1,376,886.755	70.210%
Against	100,946.107	5.147%
Abstain	72,510.539	3.697%

(2D) Senior Securities
For	1,393,531.681	71.058%
Against	84,182.181	4.293%
Abstain	72,629.539	3.703%

(2E) Real Estate
For	1,386,541.757	70.702%
Against	86,897.079	4.431%
Abstain	76,904.565	3.921%

(2F) Commodities
For	1,377,381.660	70.235%
Against	103,194.574	5.262%
Abstain	69,767.167	3.558%

(2G) Concentration
For	1,382,355.683	70.488%
Against	94,750.179	4.831%
Abstain	73,237.539	3.734%

(2H) Real estate limited partnerships, oil, gas, and minerals
For	1,381,934.459	70.467%
Against	97,808.403	4.987%
Abstain	70,600.539	3.600%

(2I) Investing for the purpose of exercising control
For	1,382,833.301	70.513%
Against	96,751.561	4.934%
Abstain	70,758.539	3.608%

(2J) Issuers whose securities are owned by officers
For	1,335,252.786	68.087%
Against	142,157.916	7.249%
Abstain	72,932.699	3.719%

(2N) Puts, calls, straddles and spreads
For	1,359,979.461	69.347%
Against	111,124.180	5.666%
Abstain	79,239.760	4.041%

VAN ECK FUNDS
GLOBAL HARD ASSETS FUND

On March 9, 2006, at a Special Meeting of Shareholders, the following proposals were voted:

	Shares Voted	% of Voted Shares

1. To elect the following nominees as Trustees:

Richard C. Cowell
For	4,766,987.963	96.350%
Against	180,578.960	3.650%
Abstain	0.000	0.000%

Jon Lukomnik
For	4,773,262.084	96.477%
Against	174,304.839	3.523%
Abstain	0.000	0.000%

David J. Olderman
For	4,769,906.247	96.409%
Against	177,660.676	3.591%
Abstain	0.000	0.000%

Ralph F. Peters
For	4,767,317.963	96.357%
Against	180,248.960	3.643%
Abstain	0.000	0.000%

Wayne H. Shaner
For	4,778,198.244	96.577%
Against	169,368.679	3.423%
Abstain	0.000	0.000%

R. Alastair Short
For	4,777,244.342	96.557%
Against	170,322.581	3.443%
Abstain	0.000	0.000%

Richard D. Stamberger
For	4,778,202.802	96.577%
Against	169,364.121	3.423%
Abstain	0.000	0.000%

2. To modify or eliminate fundamental investment restrictions:

(2A) Borrowing
For	3,481,332.181	70.365%
Against	147,951.052	2.990%
Abstain	248,392.690	5.021%

(2B) Underwriting
For	3,510,061.209	70.945%
Against	116,569.024	2.356%
Abstain	251,045.690	5.074%

(2C) Lending
For	3,491,278.556	70.566%
Against	133,525.226	2.699%
Abstain	252,872.141	5.111%

(2D) Senior Securities
For	3,523,090.825	71.209%
Against	103,594.762	2.094%
Abstain	250,990.336	5.073%

(2E) Real Estate
For	3,523,666.290	71.220%
Against	106,360.297	2.150%
Abstain	247,649.336	5.005%

(2F) Commodities
For	3,522,017.331	71.187%
Against	109,549.256	2.214%
Abstain	246,109.336	4.974%

(2G) Concentration
For	3,503,819.799	70.819%
Against	116,745.239	2.360%
Abstain	257,110.885	5.197%

(2H) Real estate limited partnerships, oil, gas, and minerals
For	3,517,266.379	71.091%
Against	105,278.854	2.128%
Abstain	255,130.690	5.157%

(2I) Investing for the purpose of exercising control
For	3,495,535.000	70.652%
Against	125,394.038	2.534%
Abstain	256,746.885	5.189%

(2J) Issuers whose securities are owned by officers
For	3,441,621.392	69.562%
Against	180,116.646	3.641%
Abstain	255,937.885	5.173%

(2N) Puts, calls, straddles and spreads
For	3,464,714.472	70.029%
Against	142,699.504	2.884%
Abstain	270,261.947	5.463%

VAN ECK FUNDS
INTERNATIONAL INVESTORS GOLD FUND

On March 9, 2006, at a Special Meeting of Shareholders, the following proposals were voted:

	Shares Voted	% of Voted Shares

1. To elect the following nominees as Trustees:

Richard C. Cowell
For	12,220,149.212	96.156%
Against	488,560.727	3.844%
Abstain	0.000	0.000%

Jon Lukomnik
For	12,247,130.234	96.368%
Against	461,579.705	3.632%
Abstain	0.000	0.000%

David J. Olderman
For	12,248,730.506	96.381%
Against	459,979.433	3.619%
Abstain	0.000	0.000%

Ralph F. Peters
For	12,233,759.607	96.263%
Against	474,950.332	3.737%
Abstain	0.000	0.000%

Wayne H. Shaner
For	12,250,023.035	96.391%
Against	458,686.904	3.609%
Abstain	0.000	0.000%

R. Alastair Short
For	12,264,448.788	96.504%
Against	444,261.151	3.496%
Abstain	0.000	0.000%

Richard D. Stamberger
For	12,259,571.893	96.466%
Against	449,138.046	3.534%
Abstain	0.000	0.000%

2. To modify or eliminate fundamental investment restrictions:

(2A) Borrowing
For	8,660,888.516	68.149%
Against	1,210,528.468	9.525%
Abstain	533,021.955	4.194%

(2B) Underwriting
For	8,745,550.614	68.815%
Against	1,110,947.924	8.742%
Abstain	547,940.401	4.312%

(2C) Lending
For	8,704,799.523	68.495%
Against	1,162,861.123	9.150%
Abstain	536,778.293	4.224%

(2D) Senior Securities
For	8,759,410.341	68.924%
Against	1,096,783.979	8.630%
Abstain	548,244.619	4.314%

(2E) Real Estate
For	8,711,557.230	68.548%
Against	1,143,425.954	8.997%
Abstain	549,455.755	4.323%

(2F) Commodities
For	8,775,920.549	69.054%
Against	1,078,253.990	8.484%
Abstain	550,264.400	4.330%

(2G) Concentration
For	8,772,994.533	69.031%
Against	1,065,797.559	8.386%
Abstain	565,646.847	4.451%

(2H) Real estate limited partnerships, oil, gas, and minerals
For	8,687,086.424	68.355%
Against	1,188,429.319	9.351%
Abstain	528,923.196	4.162%

(2I) Investing for the purpose of exercising control
For	8,699,504.159	68.453%
Against	1,133,390.713	8.918%
Abstain	571,544.067	4.497%

(2J) Issuers whose securities are owned by officers
For	8,543,239.488	67.223%
Against	1,308,738.142	10.298%
Abstain	552,461.309	4.347%

(2K) Margin
For	8,585,424.908	67.555%
Against	1,256,016.211	9.883%
Abstain	562,997.820	4.430%

(2L) Restricted securities and repurchase agreements
For	8,680,584.451	68.304%
Against	1,176,601.393	9.258%
Abstain	547,253.095	4.306%

(2M) Investments in other companies
For	8,655,173.271	68.104%
Against	1,205,675.617	9.487%
Abstain	543,590.051	4.277%

3. To approve amendments to the Master Trust Agreement:

(3A) Master Trust Agreement - remove certain provisions
For	8,583,127.853	67.537%
Against	1,224,408.053	9.634%
Abstain	596,903.033	4.697%

VAN ECK FUNDS
EMERGING MARKETS FUND, GLOBAL HARD ASSETS FUND, INTERNATIONAL INVESTORS GOLD FUND

On March 9, 2006, at a Special Meeting of Shareholders, the following proposals were voted:

	Shares Voted	% of Voted Shares

3. To approve amendments to the Master Trust Agreement:

(3B) Master Trust Agreement - amend liquidation provision
For	13,265,115.939	67.619%
Against	1,613,105.116	8.223%
Abstain	954,237.208	4.864%

(3C) Master Trust Agreement - amend reorganization provision
For	13,345,028.542	68.027%
Against	1,554,763.859	7.925%
Abstain	932,665.862	4.754%